EXHIBIT 99.1

Aircraft images, logos and additional information are available in the Press Room at www.americawest.com

Contact:	Elise Eberwein
480/693-5729

FOR IMMEDIATE RELEASE: March 21, 2005

MARCH MADNESS COMES TO AMERICA WEST
Airline Anticipates Record RASM Month for March

     PHOENIX — America West Airlines (NYSE:AWA) today reported that on Sunday, March 20, 2005 the airline achieved the highest yield, highest revenue per available seat mile (RASM) and second highest load factor performance of any day in the airline’s history. In addition, the airline completed 99.8 percent of its scheduled flights on Sunday, March 20, and 80 percent of the airline’s flights arrived within 14 minutes of schedule.

     “Our record revenue performance achieved yesterday demonstrates what America West is capable of when demand is in synch with supply. In addition, our outstanding team of 13,000 employees did a fantastic job of running a reliable, on-time operation while transporting over 90,000 passengers throughout our system,” said Scott Kirby, executive vice president, marketing and sales. “Additionally, due to strong yields and demand, we anticipate the month of March may result in the best RASM month in our airline’s history.”

     For additional information regarding the airline’s cost guidance and other statistics, please visit the investor relations update, which is located in the “About AWA” section of the airline’s Web site at www.americawest.com.

     Approximately 55,000 customers upgrade their low-fare experience every day when they get on board America West. The airline’s 13,000 employees are proud to offer a range of services including more destinations than any other low-cost carrier, first-class cabins, assigned seating, airport clubs and an award-winning frequent flyer program. America West operates nearly 1,000 flights daily to 95 destinations in the U.S., Canada, Mexico and Costa Rica. This press release and additional information on America West can be accessed at www.americawest.com. (AWAT)

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. These forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “intend,” “plan,” “predict,” and similar terms used in connection with statements regarding our outlook, the RASM environment, and our expected 2005 financial performance. The risks and uncertainties relating to forward-looking statements include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

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